Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.

                                                                   Exhibit 10.28

                              EBV ELEKTRONIK GmbH
                      Trinity 2 ASIC DEVELOPMENT AGREEMENT
                            (Agreement Number AS011)

This ASIC DEVELOPMENT AGREEMENT referred to, together with all exhibits hereto, and any agreed separate writings, as the "Agreement" entered in to by and between EBV Elektronik GmbH ("EBV') and Airspan Communications Ltd ("Customer") with a place of business at Cambridge House, Oxford Road, Uxbridge, Middlesec UK, shall be effectives as the 6th July 2000 ("Effective Date"). The parties hereby agree as follows:

1. Scope

This Agreement sets forth the terms and conditions by which EBV ELEKTRONIK GmbH ("EBV") and Customer agree to engage in the design and development of one or more application specific integrated circuit ASIC Products ("ASIC") as defined below, to be manufactured solely by LSI Logic Corporation of 1551 McCarthy Blvd Milpitas California USA (`LSI"). Furthermore, this Agreement governs the terms and conditions by which the Customer will be licensed with certain intellectual property of LSI defined below as LSI IP, in connection with the design and development of the ASIC. As agreed herein, EBV will provide Customer with engineering support and assistance, and Customer with co-operate in regard to protection of the LSI IP. EBV will act as a distributor of LSI in all manufacturing work to be undertaken pursuant to this Agreement.

2. Definitions

2.1 "Customer Specifications" means the information including, without
    -------------------------
limitation, software, schematics, netlist, micro code, designs, or techniques supplied by Customer to EBV for use in the Program.

2.2 "ASIC" mans the device(s) described in Exhibit A hereto, or otherwise agreed
    ------
in writing, to be manufactured solely by LSI, including prototypes, risk pre-production, and production units.

2.3 "LSI IP" means all LSI intellectual propery including but not limited to,
    --------
design tools, the LSI Logic Flexstream(TM) Design Solution Tool Set, design and verification methodology, library elements and models, Core Ware(R) and IP Cores, and process technology e.g. Mask Works and Base Layers. LSI IP also includes documentation that is the proprietary property of LSI and which is released to the Customer solely for the purpose of designing, developing, and/or testing the ASIC. LSI IP also includes updated and enhanced versions of the foregoing , in addition to any portions thereof.

2.4 "NRE" means the standard Non-Recurring Engineering services provided by EBV
    -----
to support and assist the Customer in connection with development of the ASIC and provided Prototypes pursuant to the associated SOW.

2.5 "Engineering Services" means the extra Engineering services provided by EBV
    ----------------------
to support and assist the Customer in conncection with development of the ASIC pursuant to the associated SOW. Detailed in Exhibit C Engineering Schedule.

2.6 "Program" means the design, development, testing, verification, prototyping,
    ---------
and manufacture of the ASIC in accordance with Customer Specifications.

2.7 "SOW" means the Statement of Work, described in Exhibit B hereto, or
    -----
separately agreed in writing by the parties, that identifies the engineering actives, assignment of responsibility, milestones, and the schedule for the program.

2.8  "APO" means Acceptance of Development Purchase Order.  APO is used to
     -----
designate the initial billing milestone for NRE services occurring at order placement.

2.9 "DKR" means Design Kick-Off Review, which is an in-depth review of the
    -----
project including current project status, technical requirements, design flow, design tools, tool installation, support requirements, Statement of Work agreement and training requirements.

2.10 "INR" means Initial Netlist Review, which is held when Customer has
     -----
released the initial gate-level netlish to EBC Elekronik for evaluation. The netlist will be used to initiate the package bonding, floor planning and Design Rule Checking (DRC) activites.

2.11 "TLR" means Trial Layout Review,  which is held once EBV Elekronik has
     ------
completed the trail layout on the design. The trial layout is used to establish the die-size and specific layout requirements, clocking, power routing, cell placement etc to ensure that routing and timing closure can be achieved during final layout. TLR sign-off is sued to designate an NRE billing milestone.

2.12 "PTR" means Placement timing Review, which is held once final cell
     -----
placement and clock insertion has been completed using a functionally complete netlist from customer, with all system simulations complete. After checking to timing margins the completion of PTR releases design for final layout. All test vectors must be complete and verified at PTR.

2.13 "FDR" means Final Design Review, which is held once post-layout timing and
     -----
routing closure is completed. All test vectors have been re-verified and DRC, NVL and EBEAM have been completed on the layout database. FDR complete releases EBEAM data for mask manufacture. FDR sign-off is used to designate an NRE billing milestone.

2.14 "TPR" means Test Program Release, which releases the test program to
     -----
production and shipment of 20 tested prototypes to Customer.

2.15  "PAR" means Prototype Approval Review, which is completed after customer
      -----
evaluation of prototype and design is ready to release to production fabrication.

3. ASIC Development Terms and Operating Rules

3.1 EBV will exercise reasonable diligence to perform the NRE and Engineering Services task as set out in Exhibit C and the SOW, and will use best endeavors to procure that LSI exercises reasonable diligence to perform all activities undertaken by LSI in relation to this Agreement whether or not set out in the SOW.

All time-scales quoted are best estimates but are not guaranteed. Customer will fully assist and co-operate with EBV pursuant to the obligations set forth in the SOW. EBV shall not be responsible for the successful completion of activities designated in the SOW to the extent these are contingent upon the timely fulfillment by Customer of its own obligations in the SOW.

3.2 Any data relating to the ASIC design that Customer furnishes to EBV must be compatible wit the design tools (insofar as EBV makes them know to Customer) by which EBV will verify all design and engineering work. Customer agrees and acknowledges that all engineering milestone time scales, Prototype, RISK/PRE product delivery schedules are best estimates only. EBV confirms that it will exercise reasonable diligence in setting such engineering milestones and prototype deliver schedules. The sign-off of the Final Design Review ("FDR") and of the Trial Layout Review ("TLR") and all other milestones throughout the design phase by Customer's responsible managing engineer, or by any other authorized employee of Customer, shall serve as conclusive evidence of Customer's acknowledgement of successful completion of those respective development milestones.

3.3 As consideration for the NRE and Engineering Services as described in the SOW Exhibit B and Engineering Schedule Exhibit C hereto, or described in an agreed separate writing, customer shall pay EBV the agreed NRE and Engineering Services Charges as stated. Invoices are to be raised at the stated billing TLR, FDR and TPR milestones after successful completion and sign-off of the applicable development stage.

NRE and Engineering Services charges under this Agreement will be adjusted in accordance with changes to the SOW requested by Customer in the course of the Program.

3.4 Customer may submit written requests to EBV for changes to the SOW Exhibit B, the Engineering Schedule Exhibit C or as ASIC design change during the course of the Program. Upon receipt thereof, EBV shall inform Customer of the effect on the SOW, the estimated date for completion of the development work in incorporate any requested changes, and the change, if any, in the NRE and Engineering Services charge and adjustments in the piece price for the ASIC, Any additional NRE or Engineering Services charges will be payable in accordance with an adjusted milestone schedule or on a time and material basis per written agreement of the parties. EBV may, however, continue work without regard to the requested change until EBV and Customer agree in writing to terms for an adjusted price and estimated completion date, unless Customer notifies EBV in writing to cease work.

3.5 Upon successful completion of FDR and TPR sign-off, EBV shall deliver within the state time-scale 20 fully test Prototypes of each ASIC. Customer may order Additional Prototypes (PRAs) for a fee, as set forth in Exhibit C hereto or otherwise agreed in writing, provided such order is received not later than for
(4) days prior to FDR sign-off EBV shall make reasonable efforts to ship Additional Prototypes within the stated time-scale from the Prototype shipment date and in any event as soon as reasonably practicable. Customer accepts 100% financial liability for all Additional Prototypes ordered whether they function or not in the Customers system, for product that confirms to the agreed FDR sign-off and is free from manufacturing defects.

4. Risk/Pre-Production Units (RSK/PRE Product) Terms

Customer acknowledges that the standard procedure recommended by EBV is to supply ASIC products only after the design has been successfully prototyped and approved in writing by Customer as document in the Prototype Approval Form and released to production. Nevertheless upon request of the customer and subject to these RSK/PRE product terms and conditions sale stared herein, RSK/PRE product can be ordered. "RSK/PRE" product means product ordered by Customer for which manufacture is commenced prior to receipt of written Customer approval of the Prototypes. RSK product refers to silicon manufacture and PRE product refers to final assembly and test.

RSK/PRE must be ordered not later than four (4) days prior to FDR sign-off. RSK/PRE product orders placed after this cut off date shall be subject to the same lead times as production ASIC product. RSK line items must be booked with a PRE line item and must be booked released. PRE line items must be booked with a RSK line item. PRE line items can be booked released (fully manufactured and shipped) or unreleased (silicon held prior to metallisation). PRE line items will be booked released unless Customer indicates PRE product is unreleased on the purchase order. To release product previously ordered as unreleased the Customer must notify EBV in writing.

The agreed price and quantity is set forth in Exhibit C hereto or other wise agreed in writing, and is subject to technology, die size and quantity limitations.

Invoices will be raised: 1) for fully released product 100% of agreed price on shipment of RISK (RSK/PRE) product or 20 70% of agreed RSK/PRE price at Silicon ready and held at Die Bank then 30% at shipment to Customer of RS/PRE product.

Customer understands and accepts the inherent risk in building ASIC product prior to prototype approval and accepts the EBV cannot warrant RSK/PRE product will conform to certain specification and/or will function as expected by the Customer. Customer accepts the full financial obligation to pay EBV in full the agreed RSK/PRE purchase price for all ordered RSK/PRE product that conforms to the agreed FDR sign-off and is free from manufacturing defects.

Customer further acknowledges and accepts the risk that RSK/PRE product may be subject to lower than expected manufacturing yields. If as a result of lower than expected yields, Customer requires additional RSK/PRE product, production restarts will only be made upon mutual agreement of the parties with respect to quantities and delivery times based on a review of product faults and yields.

EBV shall have the right without liability to Customer, to dispose of any RSK/PRE Product that remains unaccepted by Customer six months after manufacture of such RSK/PRE Product

5. Orders

5.1 Customer shall provide a written purchase order to cover the NRE Development, Engineering Services, additional Prototypes and RISK/PRE product as required state in Exhibited C, or otherwise agreed in writing, Such order shall be deemed accepted only if acknowledge in writing by EBV. Except as otherwise expressly provided herein, no term or condition of any purchase order or order acknowledgement or other form shall be binding on the parties.

5.2 EBV shall have obligation to consider supply of production units unless and until Customer has delivered to EBV completed Prototype Approval and Production Release Authorization forms for ASIC signed by an authorized representative of Customer.

6. Payment Terms

6.1 As Agreed between the parties Customer shall pay the first NRE billing mile stone APO ($*) plus any ordered Engineering Services (synthesis $* and or test Insertion $*) on the terms "cash with order." Customer also agrees to supply EBV Elektronik GmbH with a binding Parental payment Guarantee from Airspan Network Inc. USA to cover the balance of payments accruing under this Agreement. If this Parental Payment Guarantee is not put in place then EBV reserves the right to suspend all engineering works until an alternative payment method has been agreed.

6.2 Based on the Parental Payment Guarantee being in place, Customer agrees to pay all further accrued invoices within 30 days from the invoice date (further to item 6.1). Disputed invoices shall be resolved in good faith by both parties and Customer agrees to pay resolved invoices within 14 days of resolution.
EBV's Credit Department may request different payment terms at it discretion. Customer agrees to provide EBV's Credit Department with financial information required in connection with the reassessment of credit terms. EBV reserves the right to charge late payment on all sums overdue at a rate of 4% over the bank of England's base rate from time to time in force.

6.3 Unless specifically stated other wise, any prices or charges detailed or referred to in this Agreement are exclusive or VAT or other applicable sales taxes

7. Shipment

Delivery of Prototypes, RISK/PRE product will be ex-works and good will be packed to EBV's normal specification in non-returnable packing. Carriage will be arranged at the Customers request and expense. Time of deliver shall not be of the essence and any delivery period quoted is an estimate only. Provided EBV take all reasonable steps to deliver the goods at the time stated, and gives the Customer reasonable notice if it is unable to meet any delivery date quoted, (which shall in any event be give as soon as EBV is aware of any delay ) then EBV shall be under no liability for any delay or failure in delivery. The Parties shall act in good faith to negotiate a mutually acceptable revised delivery date. All contracts for export from Germany shall be in accordance with INCOTERMS 1990 Edition or any amendment or re-publication thereof for the time being in force at the date of the contract. EBV reserves the right to deliver in more than one consignment and to invoice each consignment separately.

8. Title

Legal title goods shall remain with EBV until such time as EBV has received payment for the price of the goods whereupon such title shall pass to the Customer.

Notwithstanding the retention by EBV of the legal title to the goods (i) risk in goods shall pass to the Customer on shipment ex-works and the Customer shall arrange for EBV's interest in the same to be noted on all relevant insurance policies, (ii) EBV shall be entitled to maintain an action against the Customer for the price of the goods or any part thereof.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Cancellation

Prior to the delivery of Prototypes, Customer may cancel the NRE and Engineering Services work under the applicable SOW for the ASIC by giving written notice to EBV. Whereupon EBV shall cease work in connection with ASIC. EBV will invoice the Customer a cancellation charge of i) 100% of Ordered Engineering Services
ii) NRE charges through the next billing milestone as listed in Exhibit C hereto, NRE Schedule otherwise agreed in writing. Customer agrees to pay the invoiced amount within 30 days of the invoice date. Customer may cancel work on any single ASIC without consequence for the work performed for any other ASIC.

10. Intellectual Property

10.1 LSI Shall retain sole rights; title, ownership and interest in and to all LSI IP furnished by LSI to Customer. Customer shall acquire no rights or interests in or such intellectual property by any means.

10.2 For the sole purpose of facilitating the program with EBV, Customer may be granted, directly by the licensee (LSI), a revocable, non-exclusive, non-transferable, personal license to use certain LSI IP subject to the terms and conditions of the then current LSI IP license agreements.

10.3 EBV acknowledge that all Customer Specifications regarding ASIC are the property of Customer. EBV agrees that the Customer Specification or any customized ASIC netlist, database, test vectors, or tooling generated exclusively for ASIC in the course of development will not be used other than for the manufacture of ASIC on behalf of Customer. The rights of Customer in ASIC shall be strictly limited to the customized configuration of ASIC created by the interconnections of such LSI IP library elements and Customer Specification information as such appear in the ASIC manufactured for Customer.

10.4 Customer acknowledges and agrees that place and route data, database tapes, mask sets, and other customized data relating to ASIC contain proprietary information of both LSI and Customer, and such materials shall remain in the custody of LSI at all times. Upon Customer request such materials produced for Customers shall be destroyed and certification provided. The resulting mask set is specific to LSI Logic Technology Only and is compatible with use in one of the of here LSI logic water fabrication plants (two of the USA one in Japan) with a second source always in place for die assembly and final test. In the event of the failure of one manufacturing facility, LSI shall utilize its other manufacturing facilities as required to provide continuity of supply of ASIC

10.5 Customer shall own invention discovered in the course of performing this Agreement of solely discovered by Customer. The Customer shall then automatically grant a nonexclusive fully paid, royalty free, perpetual, worldwide license to use such invention in connection with manufacture and supply of the ASIC. The parties shall be deemed joint owners of any invention that is jointly discovered in the course of performing this Agreement.

10.6 All LSI IP is the exclusive property of LSI and shall be treated as Confidential Information.

11. Warranty


LSI warrants the ASIC on behalf of EBV Elektronik and its customers in accordance with it standard warranty as set forth in this clause below. EBV Elektronik is authorized to pass this warranty through to EBV's customers

DISCLAIMER
----------

ALL WARRANTIES, STATUTORY, EXPRESS, OR IMPLIED, WITH RESPECT TO ANY PRODUCT OR OTHER ITEMS DELIVERED HEREUNDER, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.
THE REMEDIES SET FORTH HEREIN ARE EXCLUSIVE. NO COURSE OF DEALING AND NO PRODUCT DESCRIPTION OR SPECIFICATION SHALL BE DEEMED A WARRANTY WITH RESPECT TO ANY GOODS OR INFORMATION DELIVERABLE BY EBV or LSI. NO INDIVIDUAL IS AUTHORIZED TO GIVE ANY OTHER WARRANTY ON BEHALF OR EBV or LSI.

INDEMNIFICATION

Subject to the conditions and limitations stated herein, LSI agrees to defend Customer from and against any and all claims, demands and actions ("Claim") brought against Customer based upon any alleged infringement of U.S. patent, U.S. copyrights or U.S. mask work rights owned by third parties by any ASIC purchased by Customer from EBV, or upon any alleged disclosure or misuse by LSI of trade secrets of a third party in connection with the design of production of any ASIC. In addition, LSI agrees to pay all reasonable money damages awarded against Customer attributable solely to any such infringement, disclosure, or misuse and to pay all costs and expenses associate with such claims (including attorney's fees). As a conditions of such defense and indemnification, Customer shall give EBV/LSI prompt written notice of any such Claims, grant full authority to defend and settle such Claims, and make its best effort to assist LSI (at LSI's expense) upon request from LSI. If, as a result of Claim, Customer is enjoined from selling, using, or otherwise disposing of ASIC purchased from EBV, LSI shall, at its election (i) procure for Customer the right to sell and use the ASIC, (ii) provide Customer with replacement ASIC that is non-infringing and meets the same functional specifications as the ASIC, or
(iii) if LSI cannot procure such rights or furnish such replacement ASIC on commercially reasonable terms, arrange for a refund to Customer for the price paid for such ASIC.

THIS SECTION STATE THE ENTIRE LIABILITY OF LSI AND THE EXCLUSIVE REMEDY OF CUSTOMER WITH RESPECT TO INFRINGEMENT. EXCEPT AS EXPRESSLY STATE I N THIS SECTION, ALL WARRANTIES AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, STATUTORY, EXPRESS, OR IMPLIED ARE HEREBY DISCLAIMED.

INDEMNIFICATION EXCLUSION
-------------------------

EBV or LSI shall have no obligation to indemnify or hold Customer harmless with respect to any Claim or infringement, disclosure, or misuse of any intellectual property rights arising out of or relating to (i) the combination of one or more LSI library elements with any other circuitry in the design of any ASIC (ii) the combination or incorporation of any ASIC or of elements of any library supplied by LSI with any other product, end item, or subassembly, (iii) use or incorporation in any ASIC of any design, technique, or specification furnished by Customer, or (iv) any infringement based on protocols (including MPEG2) established by standards bodies. Customer will defend at its own expense and indemnify EBV and LSI from and against any liability, damages, cost or expense (including attorney's fees) arising out of any such Claim asserted against EBV or LSI in connection with any act or condition described in clauses (i), (ii),
(iii) or (iv) in the preceding sentence. EBV and LSI agree to promptly notify Customer in writing of any such Claims. Grant full authority to defend and settle such Claims, and offer all reasonable assistance to Customer (at Customer's expense) upon request from Customer.

12. Confidential Information


Each party acknowledges that materials received from the other party may be considered confidential and proprietary ("Confidential Information"). Each party agrees to maintain in confidence such information which, if disclosed in writing, is identified and marked as confidential ( or with words of similar import) at the time of its disclosure or which, if disclosed verbally, is designate confidential at the time of disclosure and is summarized and identified as confidential in writing delivered to the receiving part on or before 30 days after the disclosure. Neither party shall disclosed such information to any third part without the prior written consent of the other party. Each part shall protect such information from disclosure to theirs with at least the same degree of care as such party exercises to protect its own information of similar type and importance. The obligations of confidentiality and protection required by this Section 10 shall survive the expiration, termination, or cancellation of this Agreement for a period of five years.

The obligation of confidentiality shall not apply, or shall cease to apply, to any information which:
(a) was known to receiving par prior to its receipt hereunder
(b) is or becomes publicly available without breach of this Agreement;
(c) is receive from another party without an obligation of confidentiality of the disclosing party and without breach of this Agreement.
(d) is disclosed by the disclosing party to another party without an obligation of confidentiality
(e) is developed independently by employees of the receiving party not having access to such information; or

(f) is disclosed by the receiving part pursuant to court order provided that the originally disclosing party is given a reasonable opportunity to object to or restrict such disclosure requirement to the extent practicable, and then such disclosure shall be permitted only subject to the terms and conditions of such order.

Notwithstanding the requirements for Confidential Information stipulated in this section, Customer acknowledges that all LSI IP in any form whatsoever is Confidential Information and shall be treated accordingly.

13. Limitation on Damages

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR PAYMENT OF ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOSS OF BUSINESS OR OTHER ECONOMIC DAMAGE) RESULTING FROM ANY BREACH OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

14. High Risk Applications.

CUSTOMER WARRANTS THAT IT WILL NOT USE, OR KNOWINGLY PERMIT ANY OF ITS DIRECT OR INDIRECT CUSTOMERS TO USE, ANY ASIC IN ANY HIGH RISK APPLICATION WHERE THE FAILURE OF THE PRODUCT COULD CAUSE A LIFE-THREATENING SITUATION, INCLUDING BUT NOT LIMITED TO MEDICAL, NUCLEAR, AVIATION, NAVIGATION OR MILITARY APPLICATIONS, CUSTOMER AGREES TO DEFEND, INDEMNIFY, AND HOLD BY EBV HARMLESS AGAINST ANY LOSS, LIABILITY, OR DAMAGE OF ANY KIND THAT EBV INCURS IN CONNECTION WITH A BREACH O SAID WARRANTY.

15. Termination and Discontinuance

15.1 If either party breaches or defaults on a material provision of this Agreement and fails to remedy such breach or default with 60 days after written notice from the other party, the other party shall have the right to (a) suspend performance or payment, in whole or in part, until such breach or default has been remedied, (b) terminate the Agreement or purchase orders placed under the Agreement, in whole or in part, or (c) employ a combination of (a) and (b). Notwithstanding the foregoing, EBV may suspend this Agreement at any time on the account of monetary default of Customer with respect to any amounts owed by Customer to EBV under this Agreement, provided that prior to such suspension for monetary default EBV shall first notify the Customer in writing of the default and allow the Customer a period of 14 days to rectify such default. The parties hereby agree to negotiate in good faith to resolved any such dispute.

15.2 If either party: (a) becomes insolvent; (b) makes an assignment for the benefit of creditors; (c) files or has filed against it a petition in bankruptcy or seeking reorganization; (d) has a receiver appointed; or (e) institutes any proceedings for liquidation winding -up (f) assigns or transfers either voluntary or by operation of the law any or all rights or obligations under this agreement without having prior written consent form the other part; Then the other part may be written notice, in addition to other rights and remedies it may possess, immediately terminate the Agreement or any purchase orders placed here under.

16. General

16.1 Assignment. Except for EBV's right to payment accruing hereunder, neither
     -----------
party shall assign any of its rights or privileges hereunder without the prior written consent of the other party other than to successor in ownership of all or substantially all of the assets of the assigning party, which successor expressly assumes in writing the assignor's obligation hereunder.

16.2 Governing Law.  This Agreement shall be governed and construed in
     --------------
accordance with the laws of England and the parties submit to the exclusive jurisdiction of the English Courts to determine any dispute arising hereunder.

16.3  Waiver.  No failure or delay on the part of either part in the exercise of
      -------
any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any other right or privilege hereunder nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

16.4 Severability.  If any provision of this Agreement is held to be
     -------------
ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforcement of any of the remaining portions hereof. If more than one product is covered by this Agreement, then the rights and obligations of the parties wit respect to each such product shall be several and independent from those with respect to any other product.

16.5 Survivorship.  All obligations and duties hereunder which shall by their
     ------------
nature extend beyond the expiration or termination of this Agreement, shall survive and remain in effect beyond any expiration or termination hereof.

16.6 Other Rights.  Nothing contained in this Agreement shall be construed as
     -------------
conferring by implication, estoppel or otherwise upon either part or any third party any license or other right except, solely as to the parities hereto, the rights expressly granted hereunder.

16.7 Force Majeure. Neither party shall be liable for damages resulting from a
     -------------
default in the performance of its obligations under this Agreement when caused by an act or occurrence that is beyond the reasonable control of such part, including but not limited to fire, flood, earthquake or other natural disaster, labor disputes, war or civil disturbance, shortage of materials, disruption of normal production, yield failures, carrier strike or an interruption of electric power, utility services, or means of transportation.

16.8 Notice.  Any notice of claim provided for herein shall be in writing and
     -------
shall be given (i) by personal deliver, effective upon delivery, (ii) by first class mail, postage, addressed to the address state below for the recipient, effective one (1) business day after proper deposit in the mail, or (iii) by facsimile directed to the facsimile number indicated below for the recipient, but only if accompanied by mailing of a copy in accordance with (ii) above, effective as of the date of facsimile transmission. The addresses for notice are as follows:


Address for notice to EBV:       EBV Elektronik GmbH           Tel: 01793 859507
                                 12 Interface Business Park    Fax: 01793 859555
                                 Wootton Bassett
                                 Wiltshire SN4 8SY
                                 England
                                 Attn: Phil Lakin

Address for notice to Customer   Airspan Communications Ltd    Tel:____________
                                 Cambridge House               Fax:____________
                                 Oxford Road
                                 Uxbridge
                                 Middlesex UB8 1UN
                                 England
                                 Attn:______________


16.9 US Export Control.  EBV shall in no circumstances be liable for any
     -----------------
damages, loss, or claim howsoever occasioned by an act or omission on the part of the Customer in Contravention of any regulations issued by the United States.

Government concerning the export of goods, services or technology. Customer shall be responsible for ensuring compliance with all export laws and regulation of the United States Government.

16.10 Publicity. Neither party shall advertise or otherwise disseminated, by written or oral publication, the existence of this agreement or its terms or use the name of the other part in any pres release, public announcement , advertisement, or other form of publicity without the other party's written consent.

16.11 Conflicting Terms. The parties agree that the terms and conditions of this agreement shall prevail, notwithstanding contrary or additional terms in any purchase order, sales acknowledgement, confirmation or any to the document issued by either party effecting the purchase and/or sale of ASIC NRE, Engineering Services, or ASIC

Products. In the event of any conflict between the terms of this Agreement and any Exhibit or agreed separate writing attached to this Agreement, the provisions of this Agreement shall control. In the event of any conflict between or among Exhibits or agreed separate writings, the Exhibit or agreed separate writing of the latest date shall control.

16.12 Entire Agreement. This Agreement with Exhibits hereto and agreed separate writings together with any Non-Disclosure Document signed between the parties, embodies the final, complete understanding and exclusive statement of the terms upon by the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous representations, descriptions, courses of dealing, or agreements in regard to such subject matter. No amendment or modification of this agreement or any Exhibit, or agreed separate writing hereto shall be valid or binding upon the parties unless sin writing an signed by an authorized representative of each party.

NO EBV EMPLOYEE OR REPRESENTATIVE HAS ANY AUTHORITY OR OTHERWISE TO BIND EBV TO ANY OBLIGATION OR LIABILITY NOT EXPRESSLY STATED HEREIN

16.13 Relationship of the Parties. The relationship of the parties is that of independent contractors. Neither party, nor its agents or employees, shall be deemed to be the agent, employee, joint venture partner, partner or fiduciary of the other party, Neither party shall have the right to bind the other party, transact any business on behalf of or in the name of the other party, or incur any liability for or on behalf of the other party.

16.14 Exhibits. The following Exhibits are attached hereto and incorporated herein by this reference:

Exhibit A - Description of ASIC
Exhibit B - Statement of Work
Exhibit C - NRE and Engineering Services Schedule

16.5 Term. The Term of this agreement shall last throughout the Program until delivery of any ordered Extra Prototypes or RISK pre-production devices. The Agreement may be extended by agreement of the parties to include further ASIC Development work.



IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the effective Date.

EBV ELETRONIK GmbH                    Customer

By:______________________             By:_________________________

Name: P. Lakin                        Name: J. Paget

Title: ASIC Manager                   Title: Chief Operations Officer

Date: 19/7/00                         Date: 13/7/00

                                   EXHIBIT A

Preliminary ASIC Description

Name: Trinity 2
-----
Estimated Die Size: 8.2mm/side
------------------
Package: 272PBGA
--------
Part No: L5A9545
-------

Preliminary details as per quote PLAIRSPAN 9600A

Final details to be confirmed at TLR or FDR sign-off milestones
---------------------------------------------------------------

                                    Exhibit B

                                   Preliminary
                                Statement of Work

                                       For

                                 Trinity 2 ASIC



Customer Address:     Airspan Communications Limited
                      Cambridge House
                      Oxford Road, Uxbridge
                      Middlesex, UB8 1UN
                      United Kingdom

Introduction

This Statement of Work (SOW) describes the activities and key development milestones of the Trinity 2 ASIC for Airspan Communications Limited. The key deliverables and responsibilities are defined (X denotes primary responsibility). Any item not explicitly state in this SOW is not an implied service.

This SOW assumes Airspan will order the Engineering Services for Synthesis and Test Insertion as detailed in Exhibit C.

Acceptance of the work done at each relevant milestone is also defined in this SOW as 'Checklist Sign-off". Every time a Sign-off milestone is reached, the two parties review the work done at that specific date, approve all relevant key deliverables, and agree on proceeding to the next phase of the project.

This SOW will be updated and complimented by a Project Plan document, which is released at the Design Kick-Off Review Milestone, and is updated and approved at every milestone mentioned in this SOW.

Agreement to SOW

EBV       Technical Project Leader:

          Signature:                          Date:

          Program Manager: P. Lakin           Date: 17/7/00

          Signature:


Airspan   Technical Project Leader: Jeremy Cohen

          Signature:                          Date: 13/7/00

          Program Manager

          Signature                           Date: 13/7/00


RESPONSIBILITY
DESIGN   DESCRIPTION OF WORK                                                   EBV          AIRSPAN
STAGE
1                 Place an order with EBV Elektronik (PO Milestone)                              X
                  Purpose: Allows EBV to allocate resources
                           and start Project activities.

2                 Design Kick-off Review (DKR Milestone)                        X                X
                  Purpose: Allows the Airspan and EBV to review
                   the system design for partitioning, discuss
                           the design flow and review the project plan.
                  Deliverables:  1.  Design Specification to include;
                           a) Electrical and environmental specification.                        X
                           b) Overall system definition and higher level                         X
                              block diagram.
                           c) List of ASIC I/O pins.                            X                X
                           d) Chip level diagram of the clock distribution.                      X
                           e) Synthesis strategy.                               X                X
                           f) Chip test strategy.                               X                X
                                 2. Design Flow to include tools and
                                    deliverables e.g. RAM models.
                                 3. An agreed SOW that EBV will
                                    undertake.
                                 4. An agreed project plan to include resources
                                    and time scales.
                                 5. Design review process
                  Checklist:  Complete DKR Checklist Sign-off                   X                X

3                 Intermediate Design Review (IDR Sign-Off Milestone)           X                X
                  Purpose:  Review block design coding at RTL level
                                  prior to chip level integration/synthesis
                  Deliverables:   1.  EBV presents RTL guidelines and           X
                                      detailed RTL coding methodology
                                      documentation.
                                  2.  Vega analysis reports reviewed            X                X
                  Checklist:  Block level Checklist Sign-off                    X                X

4.                Top Level Integration and Verification                                         X
                  Purpose:  To produce a chip level RTL description
                  and to fully simulate the design using Airspan generated
                  test benches.
                  Deliverables:    1.  Preliminary RTL code release for                          X
                                       preliminary synthesis and trial layout
                                       to "prepare netlist for layout".
                                   2.  Final (frozen) RTL code that has been                     X
                                       fully verified to Airspan generated test benches.
                                   3.  Chip level test bench.                                    X


                                                                                RESPONSIBILITY
DESIGN   DESCRIPTION OF WORK                                                    EBV         AIRSPAN
STAGE
5.                Synthesis Review and RTL Chip Level Code Check                X                X
                  Purpose:  Risk management by finalizing systhesis strategy and EBV performing a detailed RTL code check
                                  to ensure EBV's RTL coding methodology have
                                  been followed. Objective is to ensure RTL code
                                  is systhesisisable.
                  Deliverables:   1.   Finalize synthesis strategy.             X                X
                                  2.   EBV performs a detailed RTL codeX
                                       analysis.
                                  3 .  Final (frozen) RTL code that has been                     X
                                       fully verified to AIRSPAN generated test benches
                                       and has been reviewed against EBV's
                                       coding guide lines.

   6.                             Chip Level Synthesis and Test Insertion       X                X
                  Purpose:        To produce a netlist with test insertion for final
                                  layout. As part of a risk management strategy
                                  preliminary code shall be used for preliminary
                                  synthesis and trial layout in order to prepare
                                  the final netlist for final layout.
                  Deliverables:   1.   Gate Level netlist                       X
                                  2.   Bondout/floor planning/clocking.         X
                                  3.   Gate level verification.                                  X
                                  4.   Test insertion (RAM BIST,                X
                                        (JTAG and Scan Logic).
                                  5.   Spare gates insertion.                                    X
                                  6.   Static Timing, margin analysis           X                X

7.                Initial Netlist Review (INR Milestone)                        X                X
                  Purpose:  The initial gate level netlist will be used to initiate the package bonding and design floorplan.  Netlist
                            DRC checking programs will also be un and
                            results will be reviewed.
                  Checklist: Complete INR Checklist Sign-off                    X                X

8.                Trial Layout Review (TLR Milestone)                           X                X
                  Purpose:  The TLR is performed once EBV completes
                            a trial layout. The trial layout is used to
                            establish the die size needed as well as any
                            specific layout related requirements (e.g., clock
                            tree synthesis, power routing, special cell
                            placement). The TRR is recognized as the NRE
                            billing.
                  Deliverables:  Trial layout
                  Checklist:  TLR Checklist Sign-off


                                                                               RESPONSIBILITY
DESIGN   DESCRIPTION OF WORK                                                   EBV         AIRSPAN
STAGE
9.                Test Vector Generation and                                    X                X
                  Placement Timing Review (PTR Milestone)
                  Purpose:  The PTR is performed once EBV has completed
                            the final cell placement, placement timing
                            optimization and clock tree synthesis using the
                            final froze functional Airspan netlist.
                  Deliverables:     1.     Back-annotation files from cell      X
                                   placement.
                                    2.     Test vectors;                        X
                                        a) Functional vectors.                                   X
                                    Note: Vectors are only required to achieve
                                           100% toggle of all outputs and bi-directs
                                        b) Scan ATPG, IDDQ, JTAG,               X                X
                                           RAM BIST, PLL, VIL/VIH, Static IDD
                                           (Y), High-Z (Z).
                  Checklist:  PTR Checklist Sign-off                            X                X

10.               Final Design Review (FDR Milestone)                           X                X
                  Purpose:  The Final Design Review is performed once
                  post-layout timing closure is completed.  It is expected
                  that all layout drc and netlist verification steps have been performed and all test vectors have been checked and
                  finalized for release.  FDR is recognized as the NRE
                  billing milestone previously known as CDR.
                  Deliverables:     1.     Post-route timing verified and approved               X
                                    2.     All post-route test vector timing verified            X
                                    3.     Timing margin report for core and I/O for             X
                                           each clock domain
                                    4.     Prototype package marking requirements                X
                                    5.     All proto delivery orders submitted to Sales          X
                                    6.     Review PVT (Process, Voltage, Temp)                   X
                                            conditions                                           X
                                    7.     Final run of Isidrc                                   X
                                    8.     Signal integrity checks complete     X
                                    9.     Formal verification complete         X
                                    10.    Full-timing test vector checks
                                            complete                            X
                                    11.    Test Program extracted from test     X
                                           vectors
                                    12.    Test readme file complete            X
                                    13.    Layout QA, DRC, NVI, and EBEAM       X
                                             Complete
                  Checklist: FDR Checklist Sign-off

11.               Prototype Manufacture                                         X
                                                                                --
                  Purpose: Manufacture of prototype silicon.
                  Deliverables: Prototype silicon to test floor.

                                                                                        RESPONSIBILITY
DESIGN   DESCRIPTION OF WORK                                                            EBV         AIRSPAN
STAGE
12.               Test Program & Proto Ship (TPR Milestone)                              X
                                                                                        ---
                  Prupose: TPR is Performed once all prototype testing has been
                  Completed and parts have been shipped to Airspan.  Proto-ship
                  Occurs when a prototype passes all test per sign-off
                  Requirements and all prototype units are delivered to Airspan
                  Deliverables: Prototypes to Airspan.

13.               Prototype Approval (PAR Mileestone)                                                  X
                                                                                                      ---
                  missing text
                  evaluated prototype units and has authorized production
                  fabrication.  Test Program Release is performed to support production testing.
                  Deliverables:     1. Prototype Approval Form                                         X
                                    2. Production Release Agreement and                                X
                         Airspan Marking Specification.

                                   EXHIBIT C

                     NRE and Engineering Services Schedule

NRE SERVICES
NRE                  *
NRE Biling Stages

----------------------------------------------------------------------------------------------------------------------------
DEVELOPMENT                   APO              DKR              TLR              FDR              TPR           Total NRE
SIGN-OFF Milestone                                                                                               Charge
----------------------------------------------------------------------------------------------------------------------------
                            20% NRE                           40% NRE          30% NRE          10% NRE         100% NRE
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

Billing Amount                $*                                $*               $*               $*               $*
----------------------------------------------------------------------------------------------------------------------------

NRE to include full application support throughout the design phase (EBV/LSI's 7 stage design flow), ARM9E and HM_cx4000 Hard Macro Integration support, Floorplanning, Timing Closure, Layout, Test Program Development, Masks, LSI Logic FlexStream Design Tools and 20 fully tested prototypes.

Prototype delivery 40-45 days after FDR and EBEAM complete

The design flow is to be RTL interface with EBV performing synthesis suns and timing closure but Airspan performing final verification and sign-off using UNIX Modelsim.

Detailed in the SOW Exhibit B.

ENGINEERING SERVICES

Synthesis                  $*
Test Insertion and ATPG    $*

Billing 100% on order entry

The Synthesis option activities are details in the SOW Exhibit B, which include; a pipe cleaning exercise on individual modules, trial synthesis run(s) and final synthesis.

The Synthesis charge above includes up to man months of activity. If the Synthesis activities are seen to be exceeding this budgeted time then EBV reserves the option of charging extra work on an agreed (in writing) time and materials basis.

Estimated elapsed time to cover the synthesis tasks is 2 months dependant on Airspan following RTL coding guidelines, Airspan providing correct achievable synthesis constraints, and on Airspan completing task in a timely manner.

Estimated elapsed time for Test Insertion activities is 1 month dependent on timely completion of Airspan tasks.

It is understood by all parties that Airspan agree to use the Hm_cx4000 hard macro as currently developed with the performance stated in the G12 HM_cx4000 Specification and Implementation document version 1.4 dated April 29, 1999 (attached) and the Characterization Report version 1.1 dated January 18, 2000 without any modification.

RISK (RSK/PRE) Device Planning
Number of Risk Devices: Minimum 1000pcs
LSI Part no: L5A9545
Price each $*
Shipment 4-6 weeks after prototype shipment

Additional Prototypes
Number of Additional Prototypes (PRAs): 100
LSI Part No: L5A9545
Price each $*
Shipment: 2-3 weeks after prototype shipment

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.